Exhibit 10.8

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, AMERICAN DOCTORS ONLINE, INC., a company incorporated under the laws of Delaware (hereinafter called “Borrower” or “ADOL”), hereby promises to pay to Paul Bulat (the “Holder”), the sum of Eight Thousand Two Hundred and One Dollars and Seven Cents ($8,201.07) in consideration of funds paid to, and on behalf of ADOL, on or about March 5, 2013, with simple interest accruing at the annual rate of 5% on the third (3rd) year anniversary of the Note (the “Maturity Date”) or at such earlier time as provided and subject to the terms set forth herein. Collectively, ADOL, and the Holder constitute the “Parties”

The conversion of this Note pursuant to Article II hereof is contingent upon ADOL becoming a public reporting company which is either listed on an exchange or quoted on the Over-the-Counter Quotation Board ("OTCQB") which results in the company filing periodic reports pursuant to Section 13 or 15(d) of the Exchange Act (becoming a "Public Company.

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. The outstanding principal balance of this Note shall accrue interest at the annual rate of five percent (5%), with such accrued and unpaid interest payable on each annual anniversary of this Note until this Note is paid in full, commencing for the quarter ended June 30,2013.

1.2 Payment of Principal; Prepayment: Conversion. The Borrower may prepay the Note at any time with the consent of the Holder; provided that at the date of such prepayment Borrower shall repay the amount of any accrued and unpaid interest together with the principal amount then due and owing; and provided further that Borrower may not make partial prepayments without the consent of the Holder. The outstanding principal balance of the Note, together with accrued and unpaid interest thereon, shall be payable in full on the Maturity Date, unless previously converted into common stock in accordance with Article II hereof.

1.3 Default Interest. In the event the B011'0wer does not pay any amount due and owing under this Note within thirty (30) days of the Maturity Date, a default interest rate of eight percent (8%) per annum shall apply to the amounts owed hereunder.

ARTICLE II

CONVERSION

2.1 Automatic Conversion. The Note shall be convertible only in the event Borrower becomes a Public Company. In such an event, the outstanding principal balance of the Note, together with all unpaid interest thereon (collectively, the "Conversion Amount"), shall automatically convert on the

Conversion Date (as defined below in Section 2.2) into shares of the capital stock of ADOL (the "ADOL Stock") to be owned by Holder or their assigns. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute its full commitment to authorize ADOL's officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of ADOL Stock upon the conversion of this Note, and Holder agrees that such conversion shall constitute full satisfaction of Borrower's obligations under this Note. The ADOL Stock shall be issued in the name of Holder or its assignee, and the obligations of this Note shall not be extinguished until such time as the ADOL Stock shall have been so issued to Holder by all requisite corporate action of ADOL. Notwithstanding the foregoing, Borrower will not be required to deliver certificates representing the ADOL Stock until such time it receives from Holder the Original Note.

2.2 Conversion. On the six month anniversary following the effectiveness of the Borrower becoming a Public Company (the "Conversion Date(s)"), the Note will automatically convert into shares of ADOL Stock at a conversion price (the "Conversion Price") equal to the average closing bid price over the five consecutive days (the" Average") immediately preceding the Conversion Date.

2.3 Dilutionary Events. Any ADOL Stock issued upon the conversion of the Note will be adjusted for any reverse split or forward split of the common stock of the Company. Such transactions will be in the sale discretion of the Company, as permitted by law.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal and interest hereon when due and such failure continues for a period of thirty (30) days after the due date. The thirty (30) day period described in this Section 3.1 is the same thirty (30) day period described in Section 1.3 hereof.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the closing date.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than Fifty Thousand United States Dollars ($50,000), and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

3.7 Confession of Judgment. A confession of judgment by the Borrower under anyone or more obligations in an aggregate monetary amount in excess of Fifty Thousand United States Dollars ($50,000).

3.8 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). A notice shall be deemed delivered on (i) the business day it is received by facsimile or otherwise by the Borrower if such notice is received prior to 11 :00 A.M. Eastern time, or (ii) the immediately succeeding business day if it is received by facsimile or otherwise after 11 :00 A.M. Eastern time on a business day or at any time on a day which is not a business day. The address and fax number of the Holder shall be as set forth on the Subscription Agreement to be executed by Holder with at the time of the conversion. The address and fax number of the Borrower shall be: American Doctors Online, Inc., 200 Mill Road, Suite 350A, Fairhaven, MA. 02719 (Fax No. 508-999-3533). Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.

4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. 111is Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of Massachusetts. Any action brought by either party against the other concerning the transactions contemplated by this Agreement may be brought to the state courts of the Commonwealth of Massachusetts. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

ARTICLE V

NOTICE/DISCLOSURE

THE NOTES OFFERED HEREBY ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE HIGH RISKS ASSOCIATED WITH THIS OFFERING. A DESCRIPTION OF SOME, BUT NOT ALL, OF THE MATERIALRISKS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER ARE SET FORTH IN THAT CERTAIN CONFIDENTIAL OFFERING MEMORANDUM OF THE COMPANY DATED JUNE 30, 2013, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.